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                SAN DIEGO GAS & ELECTRIC COMPANY
                  1986 LONG-TERM INCENTIVE PLAN
              1994 RESTRICTED STOCK AWARD AGREEMENT

         _______________________________________________


     THIS RESTRICTED STOCK AWARD AGREEMENT (the "Agreement") is entered into this _____ day of ___________, 1994, by and between SAN DIEGO GAS & ELECTRIC COMPANY, a California corporation
("SDG&E") and ________________________ ("Participant").

     WHEREAS, the Board of Directors of SDG&E ("the Board") has adopted the 1986 Long-Term Incentive Plan (the "Plan"), which provides for the granting to selected employees of SDG&E and its subsidiaries of awards of Common Stock of SDG&E ("Restricted Stock Awards");

     WHEREAS, the grant of Restricted Stock Awards is intended as an incentive which will attract and retain highly competent persons as officers and key employees of SDG&E and its subsidiaries;

     WHEREAS, Participant is a selected employee of SDG&E; and

     WHEREAS, the Executive Compensation Committee of the Board
(the "Committee") has authorized, and the Board has approved, the grant of a Restricted Stock Award to Participant pursuant to the terms of the Plan.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   Grant of Restricted Stock Award
     -------------------------------

     SDG&E hereby grants to Participant, on the terms, conditions and restrictions hereinafter set forth, and in accordance with the Plan which is incorporated herein, as a matter of separate inducement to achieve a certain goal set by the Board and not in lieu of any salary or other compensation for Participant's services, a Restricted Stock Award consisting of ______________________________________ (_____________) shares of the authorized but unissued shares of SDG&E Common Stock, (the
"Shares").

2.   Purchase and Sale of Shares
     ---------------------------

     Participant hereby purchases and acquires the Shares, and SDG&E hereby sells and transfers the Shares to Participant.
Concurrently with the execution hereof, SDG&E has delivered to


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Participant, and Participant acknowledges receipt into escrow of, a certificate or certificates evidencing the Shares, duly issued to Participant by SDG&E. Concurrently with the execution hereof, Participant acknowledges that the Secretary or Assistant Secretary of SDG&E, holds on behalf of Participant all certificates evidencing the Shares. Participant also acknowledges prior receipt of a prospectus for the Plan, a copy of the Plan, and an Annual Report of SDG&E for the year 1992. Participant shall execute all such stock powers and other instruments of transfer in favor of SDG&E as are necessary at any time in the future to perform this contract.

3.   Purchase Price; Payment
     -----------------------

     The purchase price for the Shares shall be Two Dollars and Fifty Cents ($2.50) per share. In payment thereof, Participant has delivered to SDG&E, on the date first written above, and SDG&E acknowledges receipt of, a check payable to SDG&E in the amount of
                                                        Dollars
($             ).  SDG&E agrees that Participant shall be deemed a
shareholder of record with respect to the Shares on the date first written above.

4.   Restricted Term
     ---------------

          (a) The Restricted Term with respect to the Shares shall commence on the date first above written. The restrictions will be removed from and the restricted term will expire on one quarter of the restricted shares after the end of each of the years 1994, 1995, 1996 and 1997 if:

                 (1) At the end of each of such years SDG&E's earnings per share meets or exceeds the target earnings per share as set by the Committee.

                 (2) Beginning in 1995, at the end of any quarter, the published quarterly earnings meets or exceeds the previous year's target earnings plus 25% of the annual target per quarter.

 5.    Voting and Other Rights
       -----------------------

       During the Restricted Term, Participant shall, except as otherwise provided herein, have all of the rights of a stockholder with respect to all of the Shares subject to the Restricted Term, including without limitation the right to vote such Shares and the right to receive all dividends or other distributions with respect to such Shares. In connection with the payment of such dividends or other distributions, there shall be deducted any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for the account of Participant.

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6.     Restrictions On Inter Vivos Transfer
       ------------------------------------

       During the Restricted Term, the Shares subject to the Restricted Term shall not be sold, assigned, transferred, hypothecated or otherwise alienated, disposed of or encumbered except as provided in the Plan. The certificate for such Shares shall bear the following legend, or any other similar legend as may be required by SDG&E:

       "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT
        BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ENCUMBERED OR DISPOSED OF EXCEPT AS PERMITTED BY SAN DIEGO GAS & ELECTRIC COMPANY'S 1986 LONG-TERM INCENTIVE PLAN OR THE COMMITTEE WHICH ADMINISTERS THAT PLAN."

7.     Termination of Participant's     Employment
       ----------------------------     ----------

       In the event Participant ceases to be employed by SDG&E at any time before the end of the Restricted Term for any reason, Participant shall sell, and SDG&E shall purchase all Shares subject to the Restricted Term for a price of Two Dollars and Fifty Cents ($2.50) per share. Upon the delivery by SDG&E to its Secretary or Assistant Secretary of (i) notice that Participant has ceased to be so employed, and (ii) its check, payable to the order of Participant, in the amount of such purchase price, said Secretary or Assistant Secretary shall deliver to SDG&E all certificates evidencing the Shares subject to the Restricted Term, accompanied by stock powers and other instruments of transfer duly executed by Participant, and shall deliver to Participant the check in the amount of the purchase price for such Shares.

8.     Election to Recognize Income
       ----------------------------

       Check one:

       a.  ___    Participant elects, pursuant to the Internal
Revenue Code as amended, and the comparable provisions of state tax law, to include in gross income in connection with the grant of this Restricted Stock Award, all amounts now recognizable.

       b.  ___    Participant shall not elect, pursuant to the
Internal Revenue Code as amended, or comparable provisions of any state tax law, to include any amount in gross income in connection with the grant of this Restricted Stock Award.

9.     Withholding and Registration
       ----------------------------

       (a) Upon recognition of income as elected in paragraph 8 above, Participant shall, with respect to such Shares, make payment, in the form of cash or a cashier's check or in the manner stated

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in paragraph 9(b) below, to SDG&E in an amount sufficient to satisfy any taxes or other amounts SDG&E determines is required by any governmental authority to be withheld and paid over by SDG&E or any of its subsidiaries to such authority for the account of Participant (collectively, "Withholding Taxes"), or shall otherwise make arrangements satisfactory to SDG&E for the payment of such amounts through withholding or otherwise. For purposes of paragraph 8(a), such payment or arrangements shall be made by December 9, 1993. For purposes of paragraph 8(b), the date shall be 30 days after the restrictions are removed. Participant shall, if requested by SDG&E, make appropriate representations in a form satisfactory to SDG&E that such Shares will not be sold other than pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an applicable exemption from the registration requirements of such Act.

       (b) Subject to the restrictions set forth in paragraph 9(c) and such rules as the Committee may from time to time adopt and upon approval by the Committee in its sole discretion, Participant may elect to satisfy all or any portion of such Participant's tax withholding obligations set forth in paragraph 9(a) by electing (i) to have SDG&E withhold from delivery of any Shares otherwise deliverable to Participant in the manner set forth in paragraph 10 hereof, a portion of such Shares to satisfy Withholding Taxes or
(ii) to deliver to SDG&E shares of Common Stock, no par value, of SDG&E, other than those delivered to Participant in the manner set forth in paragraph 10 hereof, to satisfy all or any portion of such Participant's Withholding Taxes. The number of Shares withheld from delivery or such other shares delivered shall equal the number of shares the Committee, in its sole discretion, determines to have a fair market value equal to the amount of such Participant's Withholding Taxes required to be withheld or paid over by SDG&E or any of its subsidiaries and which Participant elected to be satisfied by withholding or delivery of shares.

       (c) Participant's election to satisfy all or any portion of Participants Withholding Taxes under paragraph 9(b) is subject to the following restrictions:

       (i) such election must be made in writing on or before the date when the amount of Withholding Taxes is required to be determined (the "Tax Date");

       (ii)  such election shall be irrevocable;

       (iii) such election shall be subject to the approval or disapproval of the Committee, in its sole discretion;

       (iv) the fair market value of the Shares to be withheld or other shares of Common Stock to be delivered to SDG&E for the purposes of satisfying all or any portion of such Participant's Withholding Taxes shall be deemed to be the average of the highest and lowest selling prices of such stock as reported on the New York Stock Exchange Composite Transactions Tape on the Tax Date, or if such stock is not traded that day, then on the next preceding day on which such stock was traded; and

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       (v)      if Participant is or becomes subject to
       Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), such election must be made either six months or more prior to the Tax Date or within a ten-day period beginning on the third and ending on the twelfth business day following release for publication of SDG&E's quarterly or annual summary statement of earnings in accordance with Rule 16b-3(e)(3)(iii) under the 1934 Act; provided that no such election may be made within six months of the grant of such Restricted Stock award, except in the case of death or disability of Participant."

10.    Delivery of Shares
       ------------------

       Upon expiration of the Restricted Term applicable to any shares as provided in the manner stated in paragraph 4 above and payment by the Participant as required in paragraph 9 above, the Secretary or Assistant Secretary of SDG&E shall deliver to Participant all certificates evidencing the Shares free of legend and no longer subject to the Restricted Term and all restrictions set forth herein with respect to such Shares shall terminate.

       If at the end of 1997 the restrictions have not been removed from and the Restricted Term has not expired on any of the shares purchased by Participant under this Agreement, Participant shall sell and SDG&E shall purchase all such shares for a price of Two Dollars and Fifty Cents ($2.50) per share no later than February 1, 1998. The Secretary or Assistant Secretary shall deliver to SDG&E all certificates evidencing such shares accompanied by stock powers and other instruments of transfer duly executed by Participant and shall deliver to Participant a check in the amount of the purchase price for such shares.

11.    Effects On Participant's Continued Employment
       ---------------------------------------------

       Participant's right, if any, to continue to serve SDG&E and its subsidiaries as an officer or employee shall not be enlarged or otherwise affected by the grant to him or her of this Restricted Stock Award, nor shall such grant in any way restrict the right of SDG&E or any of its subsidiaries to terminate Participant's employment at any time.

12.    Further Action
       --------------

       Each party hereto agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions hereof.


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13.    Parties in Interest and Governing Law
       -------------------------------------

       This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective assigns and successors-in-interest, and shall be governed by and interpreted in accordance with the laws of the State of California.

14.    Entire Agreement
       ----------------

       This Agreement contains the entire agreement and understanding between the parties as to the subject matter hereof.

15.    Invalid Provisions
       ------------------

       The invalidity or unenforceability of any particular provision hereto shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

16.    Amendment
       ---------

       No amendment or modification hereof shall be valid unless it shall be in writing and signed by both parties hereto.

17.    Counterparts
       ------------

       This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and taken together shall constitute one and the same document.

18.    Notices
       -------

       All notices or other communications required or permitted hereunder shall be in writing, and shall be sufficient in all respects only if delivered in person or sent via certified mail, postage prepaid, addressed as follows:

       If to SDG&E:   San Diego Gas & Electric Company
                      P.O. Box 1831
                      San Diego, CA 92112

                      Attention:  Corporate Secretary

       If to Participant:  ________________________________________

                           ________________________________________


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                           ________________________________________

or such other address as shall be furnished in writing by any such party. Any such notice or communication shall be deemed to have been delivered when delivered in person or 48 hours after the date it has been mailed in the manner described above.


       IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Award Agreement on the day and year first above written.


                              PARTICIPANT




                              ____________________________________
                              Signature of Participant


                              SAN DIEGO GAS & ELECTRIC COMPANY





By:___________________________________




Title:_________________________________

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